Exhibit 99.3

Belden & Blake Corporation

Condensed Consolidated Balance Sheets

(In thousands)

(Unaudited)

	September 30, 2015	December 31, 2014
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$8,665	$16,737
Accounts receivable, net of allowance for doubtful accounts; September 30, 2015, $1,563; December 31, 2014, $1,057	7,899	11,504
Derivative asset	2,711	4,332
Other current assets	1,128	1,417
Total current assets	20,403	33,990

PROPERTY, PLANT AND EQUIPMENT:
Oil and natural gas properties	739,267	738,001
Other property	1,320	1,319
Accumulated depreciation, depletion and amortization	(522,707)	(385,761)
Total property, plant and equipment – net	217,880	353,559

OTHER ASSETS:
Long–term derivative asset	128	280
Other assets	1,342	1,323
Total other assets	1,470	1,603

TOTAL ASSETS	$239,753	$389,152

LIABILITIES AND EQUITY
CURRENT LIABILITIES:
Accounts payable:
Third party	$80	$574
Related party	2,190	2,417
Accrued expenses	10,074	11,820
Current portion of long–term liabilities	110,752	1,969
Total current liabilities	123,096	16,780

LONG–TERM LIABILITIES:
Long–term debt	–	126,000
Asset retirement obligations	33,414	32,166
Deferred income taxes	58,315	108,625
Other long–term liabilities	569	558
Total long–term liabilities	92,298	267,349

COMMITMENTS AND CONTINGENCIES

SHAREHOLDER’S EQUITY	24,359	105,023

TOTAL LIABILITIES AND SHAREHOLDER’S EQUITY	$239,753	$389,152

See accompanying notes to unaudited condensed consolidated financial statements.

Belden & Blake Corporation

Condensed Consolidated Statements of Operations

(In thousands)

	Nine Months Ended September 30,
	2015	2014
REVENUES:
Oil, natural gas and natural gas liquids	$22,877	$48,487
Natural gas gathering and marketing	1,415	2,773
Other	26	23

Total revenues	24,318	51,283

OPERATING COSTS AND EXPENSES:
Lease and other operating expenses	12,108	15,260
Dry hole and exploration costs	131	1,738
Production taxes	431	864
Natural gas gathering and marketing	1,701	2,973
Asset retirement obligations accretion expense	1,308	1,157
Depreciation, depletion and amortization	13,094	16,528
General and administrative expenses	2,068	3,580
Leasehold impairment	40	132
Impairment of oil and natural gas properties	123,912	–
(Gain) loss on derivatives – net	(3,081)	1,673

Total operating costs and expenses	151,712	43,905

OPERATING (LOSS) INCOME	(127,394)	7,378

OTHER (EXPENSE) INCOME:
Interest expense	(2,916)	(3,319)
Other income (expense)	2	(67)

Total other expense – net	(2,914)	(3,386)

(LOSS) INCOME BEFORE INCOME TAXES	(130,308)	3,992

INCOME TAXES	49,644	(9,881)

NET LOSS	$(80,664)	$(5,889)

See accompanying notes to unaudited condensed consolidated financial statements.

Belden & Blake Corporation

Condensed Consolidated Statements of Cash Flows

(In thousands)

(Unaudited)

	Nine Months Ended September 30,
	2015	2014
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(80,664)	$(5,889)
Adjustments to reconcile net loss to net cash provided by operating activities:
Dry hole and exploration costs	131	1,738
Asset retirement obligations accretion expense	1,308	1,157
Depreciation, depletion and amortization	13,094	16,528
Leasehold impairment	40	132
Impairment of oil and natural gas properties	123,912	–
(Gain) loss on derivatives, net	(3,081)	1,673
Cash settlements of matured derivative contracts	4,931	(3,555)
Deferred income taxes	(50,920)	(1,065)
Other	192	(15)
Changes in assets and liabilities:
Accounts receivable	3,528	(1,422)
Other current assets	289	186
Accounts payable and accrued expenses	(1,789)	3,144

Net cash provided by operating activities	10,971	12,612

CASH FLOWS FROM INVESTING ACTIVITIES:
Additions to oil and natural gas properties	(2,009)	(7,938)
Exploration expense	(131)	(1,738)
Other	(66)	(142)

Net cash used in investing activities	(2,206)	(9,818)

CASH FLOWS FROM FINANCING ACTIVITIES:
Repayments of long–term debt borrowings	(16,607)	(1,010)
Loan costs incurred	(230)	–

Net cash used in financing activities	(16,837)	(1,010)

NET (DECREASE) INCREASE IN CASH AND CASH EQUIVALENTS	(8,072)	1,784

CASH AND CASH EQUIVALENTS – Beginning of year	16,737	15,676

CASH AND CASH EQUIVALENTS – End of period	$8,665	$17,460

NONCASH INVESTING ACTIVITY – Capital accrual	$92	$702

NONCASH FINANCING ACTIVITY – In kind dividend of oil and natural gas properties	$–	$7,015

SUPPLEMENTAL CASH FLOWS INFORMATION:
Interest paid	$2,621	$2,865

Income taxes paid	$660	$9,913

See accompanying notes to unaudited condensed consolidated financial statements.

Belden & Blake Corporation

Notes to Unaudited Condensed Consolidated Financial Statements

1.	ORGANIZATION AND BUSINESS

Nature of Operations — Belden & Blake Corporation, together with its indirect wholly owned subsidiaries (the “Company”), is engaged in the acquisition, development and production of oil and natural gas properties. Capital C Energy Operations, L.P. (“Capital C”) is the parent of Belden & Blake Corporation. Capital C is owned by certain institutional funds managed by EnerVest, Ltd. (“EnerVest”).

Basis of Presentation — These unaudited condensed consolidated financial statements included herein have been prepared pursuant to the rules and regulations of the Securities and Exchange Commission (the “SEC”). Accordingly, certain information and disclosures normally included in annual financial statements prepared in accordance with accounting principles generally accepted in the United States of America have been condensed or omitted. The Company believes that the presentations and disclosures herein are adequate to make the information not misleading. The unaudited condensed consolidated financial statements reflect all adjustments (consisting of normal recurring adjustments) necessary for a fair presentation of the interim periods. The results of operations for the interim periods are not necessarily indicative of the results of operations to be expected for the full year.

All intercompany accounts and transactions have been eliminated in consolidation. In the Notes to Unaudited Condensed Consolidated Financial Statements, all dollar and unit amounts in tabulations are in thousands of dollars unless otherwise indicated.

Subsequent Events — In October 2015, Capital C sold the Company to EV Energy Partners, L.P. (“EVEP”) for $111.1 million, subject to customary purchase price adjustments. The purchase price consisted of $1.7 million of cash and the assumption of all of the Company’s borrowings outstanding under its credit facility. These borrowings were then repaid in full by EVEP.

The Company evaluated subsequent events through December 11, 2015, the date that the unaudited condensed consolidated financial statements were issued, and has determined that there were no other subsequent events that required disclosure.

2.	RISK MANAGEMENT

The Company’s business activities expose it to risks associated with changes in the market price of oil, natural gas and natural gas liquids. As such, future earnings are subject to change due to changes in the market price of oil, natural gas and natural gas liquids. The Company uses derivatives to reduce its risk of volatility in the prices of oil, natural gas and natural gas liquids. The Company does not engage in speculative transactions.

As of September 30, 2015, the Company had entered into commodity contracts with the following terms:

Period Covered	Hedged Volume	Weighted Average Fixed Price

Oil (MBbls):
Swaps – October 2015 to December 2015	35.7	$83.65

Natural Gas (MmmBtus):
Swaps – October 2015 to December 2015	1,380.0	3.17
Swaps – January 2016 to December 2016	3,294.0	3.20

Natural Gas Liquids (MBbls):
Floor – October 2015 to December 2015	2.3	10.50
Swap – January 2016 to December 2016	3.7	9.14

Belden & Blake Corporation

Notes to Unaudited Condensed Consolidated Financial Statements (continued)

The following table sets forth the amounts, on a gross basis, and classification of the Company’s outstanding derivatives:

Asset Derivatives		Liability Derivatives
Location in the Consolidated Balance Sheets	Fair Value	Location in the Consolidated Balance Sheets	Fair Value
As of September 30, 2015:
Derivative asset	$2,711	Derivative liability	$–
Long–term derivative asset	128	Long–term derivative liability	–
	$2,839		$–

As of December 31, 2014:
Derivative asset	$4,332	Derivative liability	$–
Long–term derivative asset	280	Long–term derivative liability	–
	$4,612		$–

Amounts are not presented on a net basis in the consolidated balance sheets even when such amounts are with the same counterparty.

3.	FAIR VALUE MEASUREMENTS

Recurring Basis — The following table presents the fair value hierarchy table for the Company’s assets and liabilities that are required to be measured at fair value on a recurring basis (dollars in thousands):

		Fair Value Measurements at the End of the Reporting Period
	Fair Value	Quoted Prices in Active Markets for Identical Assets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)
At September 30, 2015:
Assets – oil, natural gas and natural gas liquid derivatives	$2,839	$–	$2,839	$–

At December 31, 2014:
Assets – oil, natural gas and natural gas liquid derivatives	$4,612	$–	$4,612	$–

The Company’s derivatives consist of over–the–counter (“OTC”) contracts which are not traded on a public exchange.  As the fair value of these derivatives is based on inputs using market prices obtained from independent brokers or determined using quantitative models that use as their basis readily observable market parameters that are actively quoted and can be validated through external sources, including third party pricing services, brokers and market transactions, the Company has categorized these derivatives as Level 2. The Company values these derivatives using the income approach using inputs such as the forward curve for commodity prices based on quoted market prices and prospective volatility factors related to changes in the forward curves and yield curves based on money market rates. The Company’s estimates of fair value have been determined at discrete points in time based on relevant market data. There were no changes in valuation techniques or related inputs in the nine months ended September 30, 2015.

Belden & Blake Corporation

Notes to Unaudited Condensed Consolidated Financial Statements (continued)

Nonrecurring Basis — In the nine months ended September 30, 2015, as a result of a reduction in estimated future net cash flows primarily caused by lower oil, natural gas and natural gas liquids prices, oil and natural gas properties with a carrying amount of $198.8 million were written down to their fair value of $74.9 million, resulting in an impairment charge of $123.9 million. This impairment charge was included in earnings for the nine months ended September 30, 2015.

The fair values were determined using the income approach and were based on the expected present value of the future net cash flows from proved reserves. Significant Level 3 assumptions associated with the calculation of discounted cash flows used in the impairment analysis included estimates of future prices, production costs, development expenditures, anticipated production, appropriate risk–adjusted discount rates and other relevant data.

Financial Instruments — The Company’s financial instruments consist of cash and cash equivalents, receivables, payables, derivatives and long–term debt. The carrying amounts of the Company’s financial instruments other than derivatives and long–term debt approximate fair value because of the short-term nature of the items. Derivatives are recorded at fair value (see above). The carrying value of the Company’s debt approximates fair value because the credit facility’s variable interest rate resets frequently and approximates current market rates available to the Company.

4.	INCOME TAXES

The Company estimates its annual effective tax rate based on actual year to date operating results and its expectation of operating results for the remainder of the year and applies this rate to the actual year to date operating results. If actual operating results differ from the expected operating results, the Company’s effective tax rate can change, affecting the tax expense for both interim and annual periods.

The effective tax rate on loss before income taxes for the nine months ended September 30, 2015 and September 30, 2014 was 38% and 248%, respectively. The significant factor in the change in the effective tax rate for the nine months ended September 30, 2015 compared with the year ended December 31, 2014 was the taxes on the gain recognized on the distribution of oil and natural gas properties which occurred in the year ended December 31, 2014, which increased the effective tax rate by 86%.

5.	LONG–TERM DEBT

Long–term debt consists of the following:

	September 30,	December 31,
	2015	2014

Credit facility	$109,400	$126,000
Other	–	7
	109,400	126,007
Less current portion	(109,400)	(7)
	$–	$126,000

As of September 30, 2015, the Company’s credit facility consists of a $250.0 million credit facility that expires in May 2016. The Company may use borrowings under the credit facility to finance the acquisition, development and exploitation of our oil and gas properties, for working capital purposes and for general corporate purposes, including the issuance of letters of credit. Borrowings under the credit facility are secured by substantially all of the Company’s assets and by all of the Company’s common stock held by Capital C. Borrowings under the credit facility bear interest at a floating rate based on either (1) LIBOR plus an applicable margin or (2) a base rate of either the higher of the prime rate, an adjusted federal funds rate or an adjusted Eurodollar rate, plus an applicable margin. The weighted average effective interest rate for borrowings under the credit facility during the nine months ended September 30, 2015 was 3.42%.

Belden & Blake Corporation

Notes to Unaudited Condensed Consolidated Financial Statements (continued)

Borrowings under the credit facility may not exceed a “borrowing base” determined by the lenders based on the Company’s oil and natural gas reserves. As of September 30, the borrowing base was $105.0 million. The borrowing base is subject to semi–annual redeterminations. The terms of the facility require monthly repayments to the extent that borrowing base reductions or borrowing base redeterminations cause the outstanding borrowings to exceed the availability under the credit facility. In addition, the credit facility contains financial covenants which, among other things, set minimum current ratio and interest coverage requirements and maximum leverage coverage requirements.

As of September 30, 2015, the Company has classified the borrowings outstanding under its credit facility as a current liability in its unaudited condensed consolidated balance sheet as the credit facility expires in May 2016. The borrowings were repaid in October 2015 upon the sale of the Company (see Note 1).

6.	ASSET RETIREMENT OBLIGATIONS

Changes in the ARO liability are as follows:

	2015	2014

ARO liability – January 1	$32,499	$27,144
Additions	39	621
Revisions	–	3,283
Accretion expense	1,308	1,157
Settlements and divestitures	(99)	(339)

ARO liability – September 30	$33,747	$31,866

As of both September 30, 2015 and December 31, 2014, $0.3 million of the Company’s ARO is classified as current and is included in “Current portion of long–term liabilities” in the unaudited condensed consolidated balance sheets.

7.	RELATED PARTY TRANSACTIONS

A wholly owned subsidiary of EnerVest serves as operator of the producing wells and receives reimbursement for certain overhead costs. The affiliate received $0.8 million and $2.5 million in reimbursements in the nine months ended September 30, 2015 and 2014, respectively. These amounts are included in general and administrative expenses within the unaudited condensed consolidated statements of operations.

In addition, the Company reimbursed the affiliate $4.0 million and $4.4 million in the nine months ended September 30, 2015 and 2014, respectively, for direct expenses incurred in the operation of the Company’s wells, gathering systems and production facilities and for the allocable share of the costs of EnerVest employees who performed services on the Company’s properties. These amounts are included in lease and other operating expenses within the unaudited condensed consolidated statements of operations. The Company also reimbursed the affiliate $0.4 million and $0.5 million of drilling labor costs in the nine months ended September 30, 2015 and 2014, respectively. These amounts are included in proved oil and natural gas properties within the unaudited condensed consolidated balance sheets.

Amounts payable to EnerVest or its affiliates were $2.2 million and $2.4 million at September 30, 2015 and December 31, 2014, respectively. The balance of this account includes amounts due to EnerVest or its affiliates for operating and management activities conducted on the Company’s behalf.

In the nine months ended September 30, 2014, the Company distributed certain oil and natural gas properties to Capital C and recorded an in kind dividend of $7.1 million. In conjunction with the distribution, the Company paid $8.0 million in income taxes.

Belden & Blake Corporation

Notes to Unaudited Condensed Consolidated Financial Statements (continued)

8.	COMMITMENTS AND CONTINGENCIES

The Company is involved in disputes or legal actions arising in the ordinary course of business. Management does not believe the outcome of such disputes or legal actions will have a material adverse effect on the Company’s consolidated financial position or results of operations.

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